Exhibit 99.1

     Tower Group, Inc. Added To the Russell 3000 and 2000 Indexes

    NEW YORK--(BUSINESS WIRE)--Dec. 17, 2004--Tower Group, Inc., a specialized property and casualty insurer based in New York, announced that its stock has been added to the Russell 3000 and 2000 Indexes as of today. The Russell 3000 Index, compiled by the Frank Russell Company, is a ranking of the largest 3,000 U.S. stocks, as measured by market capitalization. Of these companies, the largest 1,000 comprise the Russell 1000 while the remaining 2,000 companies become the widely-used Russell 2000. At the close of trading on December 16, 2004, Tower Group's market capitalization was approximately $221 million.
    Michael Lee, Tower Group's Chairman, President and Chief Executive Officer, said, "We believe that inclusion in the Russell 3000 Index is another reflection of the success of our IPO and market confidence in our long-term growth strategy. We are optimistic that inclusion in the index will increase our visibility within the investment community, introducing Tower Group to a greater number of investors."
    Annual reconstitution of Russell Indexes captures the 3,000 largest U.S. stocks, ranking them by total market capitalization to create the Russell 3000. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the Russell 2000 as well as the appropriate Russell growth and style indexes.

    About Tower Group

    In operation since 1990, Tower Group, Inc. is headquartered in New York City and is the holding company for its two operating subsidiaries, Tower Insurance Company of New York, ("TICNY") and Tower Risk Management ("TRM"). TICNY, A.M. Best rated A- (Excellent), develops and delivers specialized commercial lines insurance products that provide property, liability, workers' compensation and automobile insurance to select markets not well served by other carriers. It also offers personal lines products that provide property and liability insurance to homeowners throughout New York State. TRM, a non- risk bearing insurance service company, offers managing general agency services to underwrite risks, adjust claims and negotiate reinsurance terms on behalf of other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor'' for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend,"
"estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.
    For more information visit Tower's Web site at http://www.twrgrp.com/

    CONTACT: Tower Group Inc.
             Andrew Colannino, 212-655-2107
             acolannino@twrgrp.com